As filed with the Securities and Exchange Commission on July 6, 2007

Registration No. 333-52140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	58-1563799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

115 Perimeter Center Place, Suite 460
Atlanta, Georgia  30346
(Address of Principal Executive Offices) (Zip Code)

GEORGIA GULF CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Joel I. Beerman, Esq.
115 Perimeter Center Place, Suite 460
Atlanta, Georgia  30346
(Name and address of agent for service)

(770) 395-4500
(Telephone number, including area code, of agent for service)

WITH A COPY TO:
Lisa A. Stater, Esq.
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia  30309-3053
(404) 521-3939

EXPLANATORY NOTE

Georgia Gulf Corporation (“Georgia Gulf”) registered 1,200,000 shares of its common stock for issuance under the Georgia Gulf Corporation Employee Stock Purchase Plan (the “Plan”) pursuant to Registration Statement No. 333-52140, filed with the Securities and Exchange Commission on December 19, 2000 (the “Registration Statement”).  The Plan was discontinued in 2007 and no further awards will be made under it.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 62,072 shares of Georgia Gulf common stock that have not been issued and are not subject to issuance under outstanding awards under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of July, 2007.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Joel I. Beerman
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities indicated below on the 6th day of July, 2007.

SIGNATURE	TITLE

*	President, Chief Executive Officer and Director
Edward A. Schmitt	(Principal Executive Officer)

/s/ Mark E. Buckis	Interim Chief Financial Officer
Mark E. Buckis	(Principal Financial and Accounting Officer)

*
John E. Akitt	Director

*
Dennis M. Chorba	Director

*
Patrick J. Fleming	Director

Charles L. Henry	Director

Yoshi Kawashima	Director

*
Jerry R. Satrum	Director

/s/ Joel I. Beerman
* Joel I. Beerman	Attorney-in-Fact

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